                                                                       EXHIBIT D


                        NOTICE OF GRANT OF STOCK OPTIONS


                  In connection with the restructuring of Hencie Consulting Services, Inc. ("HCSI"), Hencie, Inc. (the "Company") has been created to acquire all of the issued and outstanding capital stock of HCSI. Contemporaneously with this restructure of HCSI and the Company's acquisition of all the capital stock of HCSI, Edge Technology Group, Inc. intends to make an investment in the Company in exchange for shares of the Company's convertible preferred stock. Furthermore, the Company will assumed the sponsorship of the Hencie Consulting Services Inc. 1999 Stock Option Plan (" HCSI Plan") and will changed the name of the HCSI Plan to the Hencie, Inc. 1999 Stock Option Plan (the "1999 Hencie, Inc. Plan"). Pursuant to the assumption of the HCSI Plan by the Company, each option granted under the HCSI Plan to purchase one (1) share of HCSI common stock is being converted into an option under the 1999 Hencie, Inc. Plan to purchase three (3) shares of the common stock of the Company. The grant of the Stock Options under the 1999 Hencie, Inc Plan supercedes and replaces the stock option granted the Participant under the HCSI Plan or any option to purchase shares in Hencie.Com, Inc. In addition, effective August 31, 2000, the Company has adopted the Hencie, Inc. 2000 Stock Option plan (the "2000 Hencie, Inc. Plan") for the benefit of its employees. This notice is intended to document all the stock options or equity rights or interests to purchase shares of the Company's common stock (the "Common Stock").


         Participant:                                Adil Khan

EXISTING STOCK OPTION GRANT

         Plan:                                       Hencie Consulting Services, Inc. 1999 Stock Option
                                                     Plan

         Grant Date:                                 February 1, 1999

         Type of Stock:                              Common Stock

         Option Price:                               $0.10 per share

         Number of Option Shares:                    1,000

         Type of Option:                             Incentive

         Vesting Schedule:                           25% on each of the 1st, 2nd, 3rd and 4th anniversary of
                                                     the Grant Date



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

REPLACEMENT STOCK OPTION GRANT

         Plan:                                       Hencie, Inc. 1999 Stock Option Plan

         Type of Stock:                              Common Stock

         Option Price:                               $0.03  per share

         Number of Option Shares:                    [RepShares]

         Type of Option:                             Incentive

         Vesting Schedule:                           25% on each of the 1st, 2nd, 3rd and 4th anniversary of
                                                     the Grant Date
NEW STOCK OPTION GRANT

         Plan:                                       Hencie, Inc. 2000 Stock Option Plan

         Grant Date:                                 None

         Type of Stock:                              Common Stock

         Option Price:                               $0.03 per share

         Number of Option Shares:                    None

         Expiration Date:                            10 years from Grant Date

         Type of Option:                             Non-Qualified


         Exercise Schedule:                          The stock option shall be immediately exercisable
                                                     upon grant, subject to the repurchase rights described
                                                     below:

         Repurchase Rights:                          The option shares shall be subject to repurchase by the
                                                     Company at the exercise price paid per share.
                                                     Participant shall acquire a vested interest in and the
                                                     Company's repurchase right will accordingly lapse
                                                     with respect to in a series of ten successive equal
                                                     installments upon completion of each of the next ten
                                                     calendar quarters (March 31, June 30, September 30
                                                     and December 31). In no event shall any additional
                                                     option shares vest after the Participant terminates
                                                     employment or service with the Company.



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

         Participant understands and agrees that the stock options are granted subject to and in accordance with the express terms and conditions of the 1999 Hencie, Inc. Plan, the 2000 Hencie, Inc. Plan and the Participant's Existing Stock Option Grant (as described above). Participant further agrees to be bound by the terms and conditions as set forth in the Stock Option Agreements attached hereto as Exhibit A and Exhibit B.

                  No Right to Continue Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employment of the Company or any subsidiary or interfere with or restrict in any way the right of the Company or any subsidiary to discharge the Participant at any time (subject to any contract rights of the Participant). Nothing in this notice shall be deemed to supercede the terms and conditions of the Participant's employment agreement and the Participant ratifies and confirms such employment agreement in all respects except as may be provided herein.

                  RELEASE. PARTICIPANT HEREBY GENERALLY RELEASES AND DISCHARGES THE COMPANY, EDGE, OR HCSI, EACH OF THE PRESENT AND FORMER SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, CONSULTANTS AND AGENTS OF THE COMPANY, EDGE OR HCSI, AND THEIR SUCCESSORS AND ASSIGNS, RESULTING FROM OR RELATING TO ANY PRIOR UNDERSTANDINGS, AGREEMENTS, OR PROMISES, EITHER ORAL OR IN WRITING, PURSUANT TO ANY OFFER OF EMPLOYMENT, EMPLOYMENT AGREEMENT, STOCK OPTION AGREEMENT OR OTHERWISE, THAT PROMISED, GRANTED OR AWARDED THE PARTICIPANT, STOCK OPTIONS, STOCK, ANY OTHER EQUITY RIGHTS IN, AND ANY EQUITY INTERESTS FROM THE COMPANY, OR HCSI. ALL PRIOR NEGOTIATIONS AND AGREEMENTS BETWEEN THE PARTICIPANT AND THE COMPANY, OR HCSI, EACH OF THE PRESENT AND FORMER SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, CONSULTANTS AND AGENTS OF THE COMPANY, OR HCSI WITH RESPECT TO THE SUBJECT MATTER HEREOF IS MERGED HEREIN.

                                       HENCIE, INC.


                                            By: /s/ ADIL KHAN
                                               ---------------------------------
                                            Name: Adil Khan
                                            Title: President


                                       PARTICIPANT:

                                       /s/ ADIL KHAN
                                       -----------------------------------------
                                       Printed Name:
                                                    ----------------------------

                                       Address:

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

                                       Dated this        day of           , 2000
                                                  ------        ----------



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